UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2020

TUSCAN HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38826	83-2530757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 E. 57th Street, 18th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 948-7100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	THCBU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	THCB	The Nasdaq Stock Market LLC
Warrants, exercisable for one share of common stock at an exercise price of $11.50 per share	THCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The information included in Item 5.07 is incorporated by reference in this item to the extent required herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 3, 2020, Tuscan Holdings Corp. (the “Company”) held a special meeting of its shareholders (the “Meeting”). At the Meeting, the Company’s shareholders considered a proposal to approve an extension to the date by which the Company has to consummate a business combination from December 7, 2020 to April 30, 2021.

The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain	Broker Non-Votes
24,952,610	497,550	144,492	0

In connection with this vote, the holders of 3,198 shares of common stock of the Company exercised their right to convert their shares into cash at a conversion price of approximately $10.22 per share, for an aggregate conversion amount of approximately $32,684.

Following the Meeting, the Company filed the amendment to the charter with the Secretary of State of the State of Delaware. A copy of the amendment is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 3, 2020	TUSCAN HOLDINGS CORP.

		By:	/s/ Stephen A. Vogel
Stephen A. Vogel
Chief Executive Officer

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